Exhibit 10.2

ZIONS BANCORPORATION

D&O INDEMINTY ASSUMPTION
AGREEMENT

        This Assumption Agreement is entered into as of December 14, 2005, among Zions Bancorporation, a Utah corporation (“Zions”), Amegy Corporation (successor to Amegy Bancorporation, Inc., formerly known as Southwest Bancorporation of Texas, Inc.; the “Corporation”), and _____________ ( the “Indemnified Party”).

        WHEREAS, effective as of December 3, 2005, Zions acquired Amegy Bancorporation, Inc. through the merger of Amegy Bancorporation, Inc. into Independence Merger Company, Inc., a wholly owned subsidiary of Zions, and Independence Merger Company, Inc. changed its name to Amegy Corporation; and

        WHEREAS, the Indemnified Party serves as a director of the Corporation and/or serves as a director of a subsidiary of the Corporation at the request of the Corporation to serve the Corporation’s interests;

        WHEREAS, the Corporation and the Indemnified Party heretofore entered into a Director and Officer Indemnity Agreement (“the Indemnity Agreement”); and

        WHEREAS, in order to induce the Indemnified Party to continue the Indemnified Party’s service as a director of the Corporation and/or a subsidiary of the Corporation, Zions is willing to assume certain of the obligations of the Corporation under the Indemnity Agreement upon the terms and conditions contained herein;

Agreement

        NOW, THEREFORE, the parties hereto hereby agree as follows:

1.	To the extent permitted by law and its articles of incorporation and by-laws, Zions assumes and agrees to pay and perform the obligations of the Corporation under Sections 1, 2, 8 and 11(b) of the Indemnity Agreement with respect to Litigation Costs, Losses and Proceedings arising from facts, circumstances and actions taking place, existing or occurring on or after December 3, 2005. Zions obligations under such sections shall be subject to the terms and conditions of the Indemnity Agreement, including the Indemnified Party’s performance of Section 9 of the Indemnity Agreement.

2.	The Indemnified Party agrees to perform his or her obligations under Section 9 of the Indemnity Agreement and that his or her rights hereunder are subject to all other terms and conditions of the Indemnity Agreement.

3.	The Indemnified Party agrees that the provision of D&O insurance by Zions or its affiliates on terms comparable to such insurance provided to directors and officers of other Zions affiliates shall satisfy the requirements of Section 4 of the Indemnity Agreement. Zions shall have no obligation to amend this Agreement or the Indemnity Agreement under Section 13 of the Indemnity Agreement.

4.	Zions may terminate this agreement by giving the Indemnified Party not less than 30 days prior written notice in accordance with Section 15 of the Indemnity Agreement; provided that Zions will continue to be liable under this Agreement with respect to any Litigation Costs, Losses and Proceedings arising from facts, circumstances, events and actions taking place, existing or occurring on or after December 3, 2005 and prior to the effectiveness of any such termination (whether such Litigation Costs, Losses or Proceeding are incurred or take place prior to or after termination).

5.	Amegy Corporation shall, upon demand by Zions, promptly reimburse Zions for any amounts paid by Zions under this agreement.

6.	This agreement shall be interpreted and enforced in accordance with laws of the State of Utah.

7.	This agreement shall be binding upon and in inure to the benefit of the Indemnified Party, Amegy Corporation and Zions and their respective successors, assigns, heirs, and personal representatives.

8.	This agreement constitutes the entire agreement and understanding between the parties relating to the subject matter hereof and supercedes all prior agreements between the parties relating to the subject matter hereof.

9.	This agreement may be executed by facsimile or other electronic transmission and may be executed in one or more counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one instrument.

IN WITNESS WHEREOF, the parties have executed this agreement as of December 14, 2005.

ZIONS BANCORPORATION
By____________________________________ Name:_________________________________ Title:__________________________________
AMEGY BANCORPORATION By____________________________________ Name: _________________________________ Title:__________________________________ Name: _________________________________